UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported)    January 24, 2007

AspenBio Pharma, Inc.
(Exact name of registrant as specified in charter)

Colorado (State or other jurisdiction of incorporation)	0-50019 (Commission File Number)	84-1553387 (IRS Employer Identification No.)

1585 South Perry Street, Castle Rock, CO (Address of principal executive offices)	80104 (Zip Code)

        Registrant’s telephone number, including area code (303) 794-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  —   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

                On January 24, 2007 the Registrant executed an amendment to the Employment Agreement dated effective February 1, 2005 with Richard Donnelly, its President and CEO. The Amendment, among other provisions, calls for an initial two year term at a base salary of $225,000. A copy of the Amendment is furnished at Exhibit 10.25 (a).

Item 7.01  —  Regulation FD Disclosure

                On January 24, 2007 the Registrant executed an amendment to the Employment Agreement dated effective February 1, 2005 with Richard Donnelly, its President and CEO. The Amendment, among other provisions, calls for an initial two year term at a base salary of $225,000. A copy of the Amendment is furnished at Exhibit 10.25 (a).

Item 9.01 —  Financial Statements and Exhibits.

(d)	Exhibits.

10.25 (a)	Amendment No. 1 to Executive Employment Agreement with Richard Donnelly

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 26, 2007	AspenBio Pharma, Inc. (Registrant) /s/ Jeffrey G. McGonegal Jeffrey G. McGonegal Chief Financial Officer